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                                                                     EXHIBIT 5.1


                           JONES, DAY, REAVIS & POGUE
                           303 Peachtree Street, N.E.
                               3500 SunTrust Plaza
                             Atlanta, Georgia 30308

                               February 22, 2001

Nextel International, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Virginia  20191

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Nextel International, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of up to 12,296,877 shares of class A common stock, par value $.001 per share, and 12,296,877 shares of class B common stock, par value $.001 per share (collectively, the "Common Stock"), to be issued in accordance with the Company's 1997 Stock Option Plan (the "Plan"), plus such additional shares as may be issuable upon adjustment as provided in the Plan, pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement") to which this opinion appears as Exhibit 5.1.

        As counsel for the Company, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion.

        We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Based on such examination, we are of the following opinion:

        The Common Stock, when issued in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

        In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ JONES, DAY, REAVIS & POGUE